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                                                                    EXHIBIT 23.3

                               PRATOR BETT, L.L.C.
                               PETROLEUM ENGINEERS

                           712 MAIN STREET, SUITE 1830
                              HOUSTON, TEXAS 77002
                               TEL (713) 224-1350
                               FAX (713) 224-1351




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS




We hereby consent to the reference to Prator Bett, L.L.C. and to the use by reference of information contained in our report dated January 19, 2005, presenting "Estimated Future Reserves and Revenues" effective December 31, 2004 (our Report) of certain properties owned by NEG Operating LLC in the "Supplementary Crude Oil and Natural Gas Reserves Information (Unaudited)" section of the NEG Operating LLC Annual Report on Form 10-K (the Annual Report). However, since the estimates of crude oil and natural gas reserves set forth in our Report have been combined with reserve estimates of other petroleum consultants, we are necessarily unable to verify the accuracy of the reserves estimates contained in the aforementioned Annual Report.


                                             /s/ M. Drayton Prator III
                                             -------------------------
                                             PRATOR BETT, L.L.C


Houston, Texas
March 15,2005